REGISTRATION STATEMENT NO. 333-49462
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                  -------------
                                    FORM S-1
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                          POST-EFFECTIVE AMENDMENT NO. 7

                     THE TRAVELERS LIFE AND ANNUITY COMPANY
             (Exact name of registrant as specified in its charter)

                                   CONNECTICUT
         (State or other jurisdiction of incorporation or organization)
                I.R.S. Employer Identification Number: 06-0904249
                                                       ----------
                 ONE CITYPLACE, HARTFORD, CONNECTICUT 06103-3415
                                 (860) 308-1000
    (Address, including Zip Code, and Telephone Number, including Area Code, of Registrant's Principal Executive Offices)

                             JAMES L. LIPSCOMB, ESQ.
                  EXECUTIVE VICE PRESIDENT AND GENERAL COUNSEL
                     The Travelers Life and Annuity Company
                 One Cityplace, Hartford, Connecticut 06103-3415
                                 (860) 308-1000
                                       --------
            (Name, Address, including Zip Code, and Telephone Number,
                    including Area Code of Agent for Service)

                                   COPIES TO:
                                 Diane E. Ambler
                   Krikpatrick & Lockhart Nicholson Graham LLP
                                1601 K Street, NW
                              Washington, DC 20006

       If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. [X]

       If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

       If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

       If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

       The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.
================================================================================

                     THE TRAVELERS LIFE AND ANNUITY COMPANY
                     FORM OF MODIFIED CROSS REFERENCE SHEET
                     REGISTERED FIXED ACCOUNT OPTION


ITEM NO.     FORM S-1 REGISTRATION ITEM           FORM S-2 REGISTRATION ITEM                 LOCATION IN PROSPECTUS
--------     --------------------------           --------------------------                 ----------------------
    1        Forepart of the Registration         Forepart of the Registration               Forepart of the Registration Statement
             Statement and Outside Front          Statement and Outside Front Cover          and Cover Page
             Cover Page of                        Page of Prospectus
             Prospectus

    2        Inside Front and Outside Back        Inside Front and Outside Back Cover        Front and Back Cover Pages
             Cover Pages of Prospectus            Pages of Prospectus

    3        Summary Information, Risk            Summary Information, Risk Factors and      Summary
             Factors and Ratio of Earnings        Ratio of Earnings to Fixed Charges
             to Fixed Charges

    4        Use of Proceeds                      Use of Proceeds                            The Fixed Account Option

    5        Determination of Offering Price      Determination of Offering Price            Purchase Price

    6        Dilution                             Dilution                                   N/A

    7        Selling Security Holders             Selling Security Holders                   N./A

    8        Plan of Distribution                 Plan of Distribution                       Distribution of Contracts

    9        Description of Securities to be      Description of Securities to be            Summary, The FIxed Account Option
             Registered                           Registered

   10        Interests of Named Experts and       Interests of Named Experts and Counsel     Experts, Legal Opinion
             Counsel

   11        Information with Respect to          Information with Respect to Registrant     The Insurance Company, Investments by
             Registrant                                                                      the Company

   11A       Material Changes                     N/A [Included in Item 11(a)(4)]

   12        Incorporation of Certain             Incorporation of Certain Information       Incorporation of Certain Documents by
             Information by Reference             by Reference                               Reference

   12A       Disclosure of Commission             N/A                                        See Part II - Item 14
             Position on Indemnification for
             Securities Act Liabilities

   13        N/A                                  Disclosure of Commission Position on       N/A
                                                  Indemnification for Securities Act
                                                  Liabilities

                                     PART I

                       INFORMATION REQUIRED IN PROSPECTUS

                    METLIFE INSURANCE COMPANY OF CONNECTICUT
                 METLIFE LIFE AND ANNUITY COMPANY OF CONNECTICUT

                         REGISTERED FIXED ACCOUNT OPTION
                         FOR USE WITH ANNUITY CONTRACTS


The Fixed Account Option described in this prospectus is available only in conjunction with certain group variable annuity contracts (the "Contracts" and/or "Certificates") issued by MetLife Insurance Company of Connecticut (formerly, The Travelers Insurance Company)* or MetLife Life and Annuity Company of Connecticut (formerly, The Travelers Life and Annuity Company)* (each, a "Company") and funded by MetLife of CT Separate Account QP for Variable Annuities (formerly, The Travelers Separate Account QP for Variable Annuities), MetLife of CT Separate Account Five for Variable Annuities (formerly, The Travelers Separate Account Five for Variable Annuities) or MetLife of CT Separate Account Six for Variable Annuities (formerly, The Travelers Separate Account Six for Variable Annuities) (the "Separate Account"). The Company may, in the future, offer the Fixed Account option to additional contracts funded through other separate accounts. The specific features of the Contract and the Separate Account are disclosed in greater detail in the Contract prospectus. Where permitted by state law, we reserve the right under MetLife Retirement Account (formerly, Travelers Retirement Account) contracts to restrict purchase payments into the Fixed Account whenever the credited interest rate on the Fixed Account is equal to the minimum guaranteed interest rate specified under your Contract.


The group annuity contracts may be issued to Contract Owners on an unallocated or allocated basis.

This prospectus explains:

       o   the Fixed Account Option

       o   MetLife Insurance Company of Connecticut*

       o   MetLife  Life and Annuity Company of Connecticut*

       o   the Interest Rates

       o   Transfers to and from the Fixed Account Option

       o   Surrenders

       o   Market Value Adjustment

       o   other aspects of the Fixed Account Option


Your Contract is issued by either MetLife Insurance Company of Connecticut or MetLife Life and Annuity Company of Connecticut. MetLife Life and Annuity Company of Connecticut does not solicit or issue insurance products in the State of New York. Refer to your Contract for the name of your issuing company. Both companies are located at One Cityplace, 185 Asylum Street, Hartford, Connecticut 06103-3415. Telephone Number, 1-800-233-3591. MLI Distribution LLC ( formerly, Travelers Distribution LLC), One Cityplace, Hartford, Connecticut 06103-3415, is the principal underwriter and distributor of the Contracts.

--------------------------------------------------------------------------------
*THE TRAVELERS INSURANCE COMPANY HAS FILED FOR APPROVAL TO CHANGE ITS NAME TO METLIFE INSURANCE COMPANY OF CONNECTICUT. THE TRAVELERS LIFE AND ANNUITY COMPANY HAS FILED FOR APPROVAL TO CHANGE ITS NAME TO METLIFE LIFE AND ANNUITY COMPANY OF CONNECTICUT. THE CHANGE WILL BE EFFECTIVE MAY 1, 2006 PENDING REGULATORY APPROVAL. YOU WILL RECEIVE A CONTRACT ENDORSEMENT NOTIFYING YOU OF THE NAME CHANGE ONCE IT HAS OCCURRED.
--------------------------------------------------------------------------------


NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR THE ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

MUTUAL FUNDS, ANNUITIES AND INSURANCE PRODUCTS ARE NOT DEPOSITS OF ANY BANK, AND ARE NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.

                          PROSPECTUS DATED MAY 1, 2006

                                TABLE OF CONTENTS



Glossary of Special Terms................................3           Market Value Adjustment.........................9
Summary..................................................5           Annuity Period..................................10
The Insurance Company....................................6        Investments by the Company.........................10
The Fixed Account Option.................................6        Distribution of the Contracts......................11
   The Accumulation Period...............................6        Federal Income Tax Considerations..................12
     Purchase Payments...................................6           Taxation of the Company.........................12
     Declared Interest Rates of the Initial and                      Information Regarding the Contracts.............12
       Subsequent Renewal Periods........................6        Incorporation of Certain Documents by
     Cash Values.........................................7           Reference.......................................13
Transfers................................................7         Experts.......................................... 13
   Transfers from the Fixed Account......................7
   Transfers to the Fixed Account........................8
Surrenders...............................................8
   General...............................................8
   Payment of Full or Partial Surrenders.................8
   Contract Termination..................................8

                            GLOSSARY OF SPECIAL TERMS
--------------------------------------------------------------------------------

ACCUMULATION PERIOD: The period before annuity payments begin.

ANNUITANT: A Participant on whose life Annuity payments are to be made under a contract.

ANNUITY: Payment of income for a stated period or amount.

ANNUITY COMMENCEMENT DATE: The date on which Annuity payments are to begin.

ANNUITY PERIOD: The period during which Annuity payments are made.

CASH SURRENDER VALUE: The Cash Value less any amounts deducted upon surrender, any applicable premium tax and any outstanding loans.

CASH VALUE: The Purchase Payment(s) plus all interest earned, minus all surrenders, charges and applicable premium taxes previously deducted.

CERTIFICATE ANNIVERSARY: Each anniversary of the Certificate Date.

CERTIFICATE DATE: The date an individual Certificate of Participation is issued under a group contract.

CERTIFICATE YEAR: Each 12-month period beginning with the date an individual certificate of participation is issued under a group Contract.

COMPETING FUND: Any investment option under the Plan, which in our opinion, consists primarily of fixed income securities and/or money market instruments.

CONTRACT ANNIVERSARY: Each anniversary of the Contract Date.

CONTRACT/CERTIFICATE VALUE: The amount of all purchase payments, plus any applicable credits, plus or minus any investment experience or interest.

CONTRACT DATE: The date shown on the Contract specifications page on which the Contract is issued.

CONTRACT OWNER: The employer, individual or entity owning the contract.

CONTRACT YEAR: Each 12-month period beginning with the effective date of the contract.

DECLARED INTEREST RATE(S): One or more rates of interest which may be declared by the Company. Such rates will never be less than the guaranteed interest rate stated in the contract and may apply to some or all of the values under the Fixed Account Option for periods of time determined by the Company.

FIXED ACCOUNT OPTION: An annuity option which does not vary with the investment experience of a Separate Account as described in this Prospectus.

GENERAL ACCOUNT: The General Account of the Company that holds values attributable to the Fixed Account Option.

GUARANTEE PERIOD: The period between the initial Premium Payment or Renewal Date and the Maturity Date during which a Guaranteed Interest Rate is credited.

HOME OFFICE: MetLife Insurance Company of Connecticut or MetLife Life and Annuity Company of Connecticut (sometimes referred to as the "Company") located at One Cityplace, Hartford, Connecticut 06103-3415.

IN WRITING: A written form satisfactory to us and received at our Home Office.

MARKET VALUE ADJUSTMENT: The Market Value Adjustment reflects the relationship, at the time of surrender, between the rate of interest credited to funds on deposit under the Fixed Account Option at the time of discontinuance to the rate of interest credited on new deposits at the time of discontinuance.

OPTIONAL DEATH BENEFIT AND CREDIT: An optional feature available under the MetLife Retirement Account Contracts where for an additional charge we will add a credit to each purchase payment equal to 2% of that purchase payment. Refer to the MetLife Retirement Account prospectus for more details.

MARKET ADJUSTED VALUE: The value of funds held in the Fixed Account Option increased or decreased by the Market Value Adjustment.

PARTICIPANT: An eligible person who is a member in a tax qualified Plan under Sections 401, 403(b) or 457 of the Internal Revenue Code of 1986, as amended (the "Code"), or a nonqualified deferred Compensation Plan.

PARTICIPANT'S INDIVIDUAL ACCOUNT: An account to which amounts are credited to a Participant or Beneficiary under the contract.

PREMIUM TAX: A tax charged by a state or municipality on premiums, Purchase Payments or contract values.

PURCHASE PAYMENT: The premium payment applied to the Contract.

SALES CHARGE: Any applicable surrender charge or contingent deferred sales charge, as defined in the Contract.


SEPARATE ACCOUNT: MetLife of CT Separate Account QP for Variable Annuities ("Separate Account QP"), MetLife of CT Separate Account Five for Variable Annuities ("Separate Account Five") or MetLife of CT Separate Account Six for Variable Annuities ("Separate Account Six").


SEPARATE ACCOUNT OPTION: A Funding option available under your Contract, the value of which varies with the investment experience of the underlying mutual fund.

                                     SUMMARY
--------------------------------------------------------------------------------

This prospectus describes the Fixed Account Option available as a companion contract with variable annuity contracts of Separate Account QP (Gold Track and Gold Track Select Contracts), Separate Account Five or Separate Account Six (MetLife Retirement Account Contracts). The contracts are used with:

       o   qualified pension and profit-sharing plans

       o tax-deferred annuity plans (for public school teachers and employees and employees of certain other tax-exempt and qualifying employers)

       o deferred compensation plans of state and local governments and nonqualified deferred compensation plans

       o   individual retirement accounts

MetLife Insurance Company of Connecticut or MetLife Life and Annuity Company of Connecticut ("we" or the "Company") issues the contracts. MetLife Life and Annuity Company of Connecticut does not solicit or issue insurance products in the State of New York. Refer to your Contract for the name of your issuing company. Purchase Payments made under the contracts and directed to the Fixed Account Option become a part of the Company's General Account. Purchase Payments may also be allocated to one or more Separate Account Options. The variable annuity contract and underlying mutual funds are described in separate prospectuses. Please read all prospectuses carefully.

During the Accumulation Period, the Fixed Account Option provides for Purchase Payments to be credited with an initial interest rate for a 12-month period. We guarantee that the initial credited interest rate will never be less than the minimum interest rate permitted under state law. The initial interest rate will be declared quarterly for Gold Track and Gold Track Select Contracts issued in connection with plans established under Section 401, Section 457, and certain plans established under Section 403(b) of the Code. The initial interest rate will be declared monthly for all MetLife Retirement Account Contracts and for Gold Track Contracts issued in connection with combination plans established pursuant to Sections 403 (b) /401 and certain contracts issued in connection with Section 403(b) plans.

At the end of the 12-month guarantee period, a renewal interest rate will be determined by the Company. We guarantee that the renewal interest rate will never be less that the minimum interest rate permitted under state law. At the end of the initial guarantee period, the first renewal rate will be guaranteed to the end of the calendar year. The second and all subsequent renewal rates will be declared each January 1 thereafter, and will be guaranteed through December 31 of that year. The rates of interest credited will affect a contract or account's Cash Value. (See Cash Values.) Such rates may also be used to determine amounts payable upon termination of the contracts. (See Surrenders - Contract Termination.)

The Company may offer the Fixed Account Option with guaranteed rates that are declared on a calendar quarterly basis and applied to all Purchase Payments for the remainder of the calendar quarter. At the end of the calendar quarter, the Company will declare a new guarantee rate that will be applied to all new Purchase Payments allocated to the Fixed Account Option for the following calendar quarter, as well as Purchase Payments that were previously applied to the Fixed Account Option.

Generally, the Company intends to invest assets directed to the Fixed Account Option in investment-grade securities. The Company has no specific formula for determining the initial interest rates or renewal interest rates. However, such a determination will generally reflect interest rates available on the types of debt instruments in which the Company intends to invest the amounts directed to the Fixed Account Option. In addition, the Company's management may also consider various other factors in determining these rates for a given period, including regulatory and tax requirements; sales commission and administrative expenses borne by the Company; general economic trends; and competitive factors. (See Investments by the Company.)

The Contract Owner may, during the Accumulation Period, direct all or a portion of a contract or account's Cash Value under the Fixed Account Option to one or more of the investment options of the Separate Account. No Sales Charges will be deducted on such transfers. However, there are restrictions which may limit the amount that may be so directed and transfers may be deferred in certain cases. (See Transfers from the Fixed Account.)

Distributions and transfers from the Fixed Account Option are made on a last-in, first-out basis. We will determine the Cash Surrender Value as of the next valuation date after we receive a written request at our Home Office. We reserve the right to defer payment of the Fixed Account Option for up to six months from the date we receive the written request. If a payment is deferred for more than 30 days after we receive the request, we will pay a minimum interest rate on the amount.

                              THE INSURANCE COMPANY
--------------------------------------------------------------------------------


Please refer to your Contract to determine which Company issued your Contract.

MetLife Insurance Company of Connecticut (formerly The Travelers Insurance Company) is a stock insurance company chartered in 1863 in the state of Connecticut and has been continuously engaged in the insurance business since that time. It is licensed to conduct life insurance business in all states of the United States, the District of Columbia, Puerto Rico, Guam, the U.S. and British Virgin Islands and the Bahamas. The Company is a wholly-owned subsidiary of MetLife, Inc., a publicly traded company. MetLife, Inc., through its subsidiaries and affiliates, is a leading provider of insurance and other financial services to individual and institutional customers. The Company's home office is located at One Cityplace, Hartford, Connecticut 06103-3415.


MetLife Life and Annuity Company of Connecticut (formerly The Travelers Life and Annuity Company) is a stock insurance company chartered in 1973 in Connecticut and continuously engaged in the insurance business since that time. It is licensed to conduct life insurance business in all states of the United States (except New York), the District of Columbia and Puerto Rico. The Company is an indirect wholly-owned subsidiary of MetLife, Inc., a publicly traded company. The Company's home office is located at One Cityplace, Hartford, Connecticut 06103-3415.

                            THE FIXED ACCOUNT OPTION
--------------------------------------------------------------------------------

The Fixed Account Option is available only in conjunction with the purchase of a variable annuity contract (Gold Track, Gold Track Select or MetLife Retirement Account; "Gold Track", "Gold Track Select" and "MetLife Retirement Account") issued by the Company. The Contracts are available as individual or group Contracts. Participants under group Contracts are issued Certificates summarizing the provisions of the group Contract. For convenience, we refer to both individual Contract Owners and Participants as Contract Owners. Where permitted by state law, we reserve the right to restrict purchase payments into the Fixed Account Option under your MetLife Retirement Account Contract whenever the credited interest rate on the Fixed Account is equal to the minimum guaranteed interest rate specified under your Contract.

The contracts provide for both an Accumulation Period and an Annuity Period. During the Accumulation Period, the Employee/Trustee may direct Purchase Payments to the Fixed Account (part of the Company's general account). During the Annuity Period, the value of the Annuity Contract is used to purchase Fixed or Variable Annuities. The operation of the Contract during the Annuity Period is described in the Contract prospectus accompanying this prospectus.

THE ACCUMULATION PERIOD

PURCHASE PAYMENTS

During the Accumulation Period, all or a portion of Purchase Payments (less any premium taxes), may be allocated to the Fixed Account Option.

DECLARED INTEREST RATES OF THE INITIAL AND SUBSEQUENT RENEWAL PERIODS

The Fixed Account guarantees an initial interest rate for a 12-month period. For the following contracts we will declare initial interest rates quarterly:

       o Gold Track Select Contracts issued in connection with a plan established under Sections 401, 457 or 403(b) of the Code

       o   Gold Track Contracts for plans established under Sections 401, 457

For the following, we will declare initial interest rates monthly:

       o   MetLife Retirement Account Contracts

       o Gold Track Contracts issued in connection with a plan established under Section 403(b) or combination contracts under Sections 403(b)/401

At the end of the 12-month guarantee period, a renewal interest rate will be determined. The rate will never be less than the minimum interest rate permitted under state law. At the end of the initial guarantee period, the first renewal rate will be guaranteed to the end of that calendar year. The second and all future renewal rates will be declared each subsequent January 1 and guaranteed through December 31 of each year.

The Company may offer the Fixed Account Option with guaranteed rates that are declared on a calendar quarterly basis and applied to all Purchase Payments for the remainder of the calendar quarter. At the end of the calendar quarter, the Company will declare a new guarantee rate that will be applied to all new Purchase Payments allocated to the Fixed Account Option for the following calendar quarter, as well as Purchase Payments that were previously applied to the Fixed Account Option.

The Company has no specific formula for determining the rate (s) of interest that it will declare. Generally, the rates we determine will reflect interest rates available on the types of debt instruments in which we intend to invest the amounts directed to the Fixed Account Option (See Investments by the Company.) In addition, the Company's management may also consider various other factors in determining interest rates for a given period, including regulatory and tax requirements; sales commission and administrative expenses borne by the Company; general economic trends; and competitive factors. THE COMPANY'S MANAGEMENT WILL MAKE THE FINAL DETERMINATION AS TO ANY DECLARED INTEREST RATES AND ANY INTEREST IN EXCESS OF THE MINIMUM INTEREST RATE ALLOWED UNDER STATE LAW. THE COMPANY CANNOT PREDICT NOR GUARANTEE THE RATES OF ANY FUTURE DECLARED INTEREST IN EXCESS OF THE MINIMUM RATE.

CASH VALUES

We will credit amounts held under the Fixed Account Option with interest. The minimum guaranteed interest rate will never be lower than the minimum rate permitted under state law. Interest is credited daily. Purchase Payments (other than the initial Purchase Payment) are allocated to the Fixed Account Option as of the close of the business day on which we receive the Purchase Payment at the Home Office. Therefore, Purchase Payments begin earning interest the day after we receive the Purchase Payment in good order.

                                    TRANSFERS
--------------------------------------------------------------------------------

No transfers are allowed between the Fixed Account Option and any Competing
Fund.

Where permitted by state law, we reserve the right to restrict transfers from the Separate Account options in a MetLife Retirement Account Contract into the Fixed Account Option whenever the credited interest rate on the Fixed Account is equal to the minimum guaranteed interest rate specified under your Contract.

The charges for transfers are described in the Contract prospectus which accompanies this prospectus. No Sales Charges apply when a transfer is made.

Amounts previously transferred from the Fixed Account Option to the Separate Account Options may not be transferred back to the Fixed Account Option or any Competing Fund for a period of at least 3 months from the date of the transfer. The Company may eliminate this restriction in circumstances where guaranteed interest rates on the Fixed Account Option are declared and credited on a quarterly basis.

TRANSFERS FROM THE FIXED ACCOUNT

The Contract Owner may transfer amounts in the Fixed Account Option to one or more of the Separate Account Options subject to the Competing Fund restrictions described in your Contract. All transfers will be made on a last-in, first-out basis. That is, the money most recently deposited or transferred into the account will be transferred or surrendered first.

We reserve the right to limit transfers from the Fixed Account in any calendar year to 20% of the Contract/Certificate Cash Value in the Fixed Account Option as of the end of the preceding Contract/Certificate year. (See also "Surrenders.")

TRANSFERS TO THE FIXED ACCOUNT

METLIFE RETIREMENT ACCOUNT CONTRACTS

The Contract Owner may transfer amounts in the Separate Account Options to the Fixed Account Option subject to the Competing Fund restrictions described in your Contract. In addition, amounts previously transferred from a Competing Fund to a Separate Account Option which is not a Competing Fund may not be transferred to the Fixed Account Option for a period of at least 3 months from the date of transfer.

If the Contract Owner selects the Optional Death Benefit and Credit under the Contract, the following additional restrictions apply:

       o Purchase Payments allocated to a Separate Account Option which is not a Competing Fund may not be transferred to the Fixed Account for a period of at least 3 months from the date of the Purchase Payment.

       o If a Purchase Payment has been made within the last five Contract/Certificate Years, transfers from the Separate Account Options to the Fixed Account Option may not exceed 20% per year of the Contract/Certificate Value in the Separate Account Options on the Contract/Certificate Anniversary.

GOLD TRACK AND GOLD TRACK SELECT CONTRACTS

Values held in a Separate Account Option may be transferred to the Fixed Account Option at any time subject to any Competing Fund restrictions which may apply.


                                   SURRENDERS
--------------------------------------------------------------------------------

GENERAL

Subject to the termination provisions described below, the Contract Owner may request a full or partial surrender of Cash Values at any time from the Fixed Account Option.

PAYMENT OF FULL OR PARTIAL SURRENDERS

In the event of a partial surrender from the Fixed Account Option, we will pay the requested value less any applicable Sales Charges. All partial surrenders will be made on a last-in, first-out basis. If an allocated account is surrendered for reasons other than contract termination, we will pay the Cash Value less any Premium Tax, the administrative charge, and any Sales Charges, as applicable. PLEASE CONSULT THE ACCOMPANYING VARIABLE ANNUITY CONTRACT PROSPECTUS FOR ANY APPLICABLE SALES CHARGES.

CONTRACT TERMINATION

If the Contract is discontinued, no further Purchase Payments or transfers will be allowed. On the date we receive a written request to terminate the Contract, or within 31 days after we notify you of our intent to terminate the Contract, any amounts transferred from the Fixed Account Option to the Separate Account Options during the 30 days before the date of discontinuance will be transferred back to the Fixed Account Option.

If the Contract is discontinued because of Plan termination due to the dissolution or liquidation of the employer under US Code Title 11 procedures, the Cash Surrender Value will be distributed directly to the employees entitled to share in such distributions pursuant to the plan. Distribution may be in the form of cash payments, annuity options or deferred annuities. This provision does not apply to plans established under Section 457 of the Code.

MARKET VALUE ADJUSTMENT

The following discussion of Market Adjusted Values applies only to Contract Owners who are not individuals.

If the Contract Owner requests a full surrender of the Contract or of all contract values held in the Fixed Account Option for reasons other than listed above; or if the Company discontinues the contract, the Company will determine the Market Adjusted Value of the Fixed Account Option.

The amount payable to the Contract Owner if a Contract is discontinued may be increased or decreased by the application of the Market Value Adjustment formula. The formula is the following:

       Market Adjusted Value = Cash Value x (1 + RO)(5)/ (1 + R1 + .0025)(5)

             Where:

                  RO is the average interest rate credited to amounts in the
             Fixed Account Option at the time of termination,

                  R1 is the interest rate credited on new deposits for this
             class of contracts at the time of termination.

FOR CONTRACTS ISSUED IN EVERY STATE EXCEPT NEW YORK:

If, as of the date of discontinuance, the Market Adjusted Value is less than the Cash Value of the Fixed Account Option, the Contract Owner may select one of the payment methods described below:

       1) The Market Adjusted Value (less any applicable Sales Charge) in one lump sum within 60 days of the date of discontinuance, or

       2) The Cash Surrender Value of the Fixed Account Option in installments over a 5-year period. The amount deducted on Surrender, if any, is determined as of the date of discontinuance, and will apply to all installment payments. Interest will be credited to the remaining Cash Value of the Fixed Account Option during this installment Period at a fixed effective annual interest rate of not less than the minimum rate permitted under state law. The first payment will be made no later than 60 days following the Contract Owner's request for surrender or our written notification of our intent to discontinue the Contract. The remaining payments will be mailed on each anniversary of the discontinuance for four years. During that period, no additional surrenders are allowed.

If, as of the date of discontinuance, the Market Adjusted Value is greater than the Cash Value of the Fixed Account Option, the Contract Owner may select one of the payment methods as described below:

       1) the Cash Surrender Value of the Fixed Account Option, in one lump sum within 60 days of the date of discontinuance, or

       2) The Cash Value of the Fixed Account Option in installments over a 5-year period. Interest will be credited to the remaining Cash Value of the Fixed Account Option during this installment period at a fixed effective annual interest rate of not less than the minimum rate permitted under state law. The first payment will be made no later than 60 days following the Contract Owner's request for surrender or our written notification of our intent to discontinue the Contract. The remaining payments will be mailed on each anniversary of the discontinuance for four years. During that period, no additional surrenders are allowed.

ALLOCATED CONTRACTS ISSUED IN NEW YORK:

If the Market Adjusted Value is less than the Cash Value of the Fixed Account as of the date of discontinuance, we will pay you the Market Adjusted Value, less any amounts deducted on surrender, less any loans outstanding in one lump sum. This amount will never be less than 90% of the Cash Value of the Fixed Account, less any outstanding loans as of the date of discontinuance. We may defer payment of this amount for up to six months from the date of discontinuance. If a payment is deferred more than 10 working days from the date of discontinuance, we will credit interest during the deferred period in the same manner as described your Contract.

If the Market Adjusted Value is greater than the Cash Value of the Fixed Account as of the date of discontinuance, we will pay the Cash Surrender Value of the Fixed Account as of the date of discontinuance in one lump sum. We may defer payment of this amount for up to six months from the date of discontinuance. If a payment is deferred more than 10 working days from the date of discontinuance, we will credit interest during the deferred period in the same manner as described in your Contract.

UNALLOCATED CONTRACTS ISSUED IN NEW YORK:

You may select either of the following methods of payout:

       a) LUMP SUM PAYMENT OPTION. If the Market Adjusted Value is less than the Cash Value of the Fixed Account as of the date of discontinuance, we will pay you the Market Adjusted Value, less any amounts deducted on Surrender, in one lump sum within 60 days of the date of discontinuance. If the Market Adjusted Value is greater than the Cash Value of the Fixed Account as of the date of discontinuance, we will pay you the Cash Surrender Value of the Fixed Account within 60 days of the date of discontinuance.

       b) INSTALLMENT PAYMENT OPTION. We will pay you the Cash Value of the Fixed Account in installments over a 5-year period. Interest will be credited to the remaining Cash Value of the Fixed Account during this installment period at a fixed effective annual interest rate of not less than 1.5% below the net effective rate being credited to the contract on the date of discontinuance. The first payment will be made no later than 60 days following our mailing the written notice to you at the most current address available on our records. The remaining payments will be mailed on each anniversary of the discontinuance date for 4 years. Allowable distributions shown on the Contract Specifications page are not permitted during the 5-year installment period.

ANNUITY PERIOD

We will normally make annuity payments within fifteen business days after we receive a settlement claim, or any other later specified date. Subsequent payments will be made periodically on the anniversaries of the first payment.

The Separate Account contract prospectus describes more fully the Annuity Period and annuity options under the Contracts. Please note, however, that annuitization is irrevocable; once fixed Annuity payments have begun, the annuity benefit cannot be surrendered for a lump sum settlement.

RESTRICTIONS ON FINANCIAL TRANSACTIONS

Federal laws designed to counter terrorism and prevent money laundering might, in certain circumstances, require us to block a Contract Owner's ability to make certain transactions and thereby refuse to accept any request for transfers, withdrawals, surrenders, or death benefits, until the instructions are received from the appropriate regulator. We may also be required to provide additional information about you and your Contract to government regulators.

                           INVESTMENTS BY THE COMPANY
--------------------------------------------------------------------------------

We must invest our assets according to applicable state laws regarding the nature, quality and diversification of investments that may be made by life insurance companies. In general, these laws permit investments, within specified limits and subject to certain qualifications, in Federal, state, and municipal obligations, corporate bonds, preferred and common stocks, real estate mortgages, real estate and certain other investments. All General Account assets of the Company would be available to meet the Company's guarantee under the Fixed Account Option. The proceeds from the Fixed Account Option will become part of the Company's general assets and are available to fund the claims of all classes of customers of the Company.

In establishing Declared Interest Rates, the Company will consider the yields available on the instruments in which it intends to invest the amounts directed to the Fixed Account Option. The current investment strategy for the Contracts is to invest in investment-grade fixed income securities, including public bonds, privately placed bonds, and mortgages, some of which may be zero coupon securities. While this generally describes our investment strategy, we are not obligated to follow any particular strategy except as may be required by Federal and state laws.

                          DISTRIBUTION OF THE CONTRACTS
--------------------------------------------------------------------------------


Distribution and Principal Underwriting Agreement. MetLife Insurance Company of Connecticut and MetLife Life and Annuity Company of Connecticut (together the "Company") have appointed MLI Distribution LLC (formerly, Travelers Distribution
LLC) ("MLIDLLC") to serve as the principal underwriter and distributor of the securities offered through this prospectus, pursuant to the terms of a Distribution and Principal Underwriting Agreement. MLIDLLC, which is an affiliate of the Company, also acts as the principal underwriter and distributor of other annuity contracts and variable annuity contracts and variable life insurance policies issued by the Company and its affiliated companies. The Company reimburses MLIDLLC for expenses MLIDLLC incurs in distributing the Contracts (e.g., commissions payable to retail broker-dealers who sell the Contracts). MLIDLLC does not retain any fees under the Contracts.


MLIDLLC's principal executive offices are located at One Cityplace, Hartford, Connecticut 06103. MLIDLLC is registered as a broker-dealer with the Securities and Exchange Commission ("SEC") under the Securities Exchange Act of 1934, as well as the securities commissions in the states in which it operates, and is a member of the National Association of Securities Dealers, Inc. ("NASD").


MLIDLLC and the Company enter into selling agreements with affiliated and unaffiliated broker-dealers who are registered with the SEC and are members of the NASD, and with entities that may offer the Contracts but are exempt from registration. Applications for the Contract are solicited by registered representatives who are associated persons of such affiliated or unaffiliated broker-dealer firms. Such representatives act as appointed agents of the Company under applicable state insurance law and must be licensed to sell variable insurance products. The Company intends to offer the Contract in all jurisdictions where it is licensed to do business and where the Contract is approved. The Contracts are offered on a continuous basis.


Compensation. Broker-dealers who have selling agreements with MLIDLLC and the Company are paid compensation for the promotion and sale of the Contracts. Registered representatives who solicit sales of the Contract typically receive a portion of the compensation payable to the broker-dealer firm. The amount the registered representative receives depends on the agreement between the firm and the registered representative. This agreement may also provide for the payment of other types of cash and non-cash compensation and other benefits. A broker-dealer firm or registered representative of a firm may receive different compensation for selling one product over another and/or may be inclined to favor one product provider over another product provider due to differing compensation rates.


We generally pay compensation as a percentage of purchase payments invested in the Contract. Alternatively, we may pay lower compensation on purchase payments but pay periodic asset-based compensation based on all or a portion of the Contract/Certificate Value. The amount and timing of compensation may vary depending on the selling agreement but is not expected to exceed 10% of Purchase Payments (if up-front compensation is paid to registered representatives) and up to 2% annually of average Contract/Certificate Value (if asset-based compensation is paid to registered representatives).


The Company and MLIDLLC have also entered into preferred distribution arrangements with certain broker-dealer firms. These arrangements are sometimes called "shelf space" arrangements. Under these arrangements, the Company and MLIDLLC pay separate, additional compensation to the broker-dealer firm for services the broker-dealer provides in connection with the distribution of the Company's products. These services may include providing the Company with access to the distribution network of the broker-dealer, the hiring and training of the broker-dealer's sales personnel, the sponsoring of conferences and seminars by the broker-dealer, or general marketing services performed by the broker-dealer. The broker-dealer may also provide other services or incur other costs in connection with distributing the Company's products.


These preferred distribution arrangements will not be offered to all broker-dealer firms and the terms of such arrangements may differ between broker-dealer firms. Compensation payable under such arrangements may be based on aggregate, net or anticipated sales of the Contracts, total assets attributable to sales of the Contract by registered representatives of the broker-dealer firm or based on the length of time that a Contract Owner has owned the Contract. Any such compensation payable to a broker-dealer firm will be made by MLIDLLC or the Company out of their own assets and will not result in any additional direct charge to you. Such compensation may cause the broker-dealer firm and its registered representatives to favor the Company's products. The Company and MLIDLLC have entered into preferred distribution arrangements with their affiliates Tower Square Securities, Inc. and as well as with unaffiliated broker-dealer firms. The Company may enter into similar agreements with its other affiliates, Metropolitan Life Insurance Company and New England Securities Corporation. A list of the unaffiliated broker-dealer firms which have entered into such arrangements is available on our website.

Sale of the Contracts by Affiliates of the Company. The Company and MLIDLLC may offer the Contracts through retail broker-dealer firms that are affiliates of the Company, including Tower Square Securities, Inc., Metropolitan Life Insurance Company, Walnut Street Securities, Inc. and New England Securities Corporation. The compensation paid to affiliated broker-dealer firms for sales of the Contracts is generally not expected to exceed, on a present value basis, the percentages described above. These broker-dealer firms pay their registered representatives all or a portion of the commissions received for their sales of Contracts; some firms may retain a portion of commissions. The amount the broker-dealer firms pass on to their registered representatives is determined in accordance with their internal compensation programs. These programs may also include other types of cash compensation, such as bonuses, equity awards (such as stock options), training allowances, supplementary salary, financing arrangements, marketing support, medical and other insurance benefits, retirement benefits, non-qualified deferred compensation plans, and other benefits. For registered representatives of certain affiliates, the amount of this additional cash compensation is based primarily on the amount of proprietary products sold and serviced by the representative. Proprietary products are those issued by the Company or its affiliates. The managers who supervise these registered representatives may also be entitled to additional cash compensation based on the sale of proprietary products by their representatives. Because the additional cash compensation paid to these registered representatives and their managers is primarily based on sales of proprietary products, these registered representatives and their managers have an incentive to favor the sale of proprietary products over other products issued by non-affiliates.


Registered representatives of our affiliate, Metropolitan Life Insurance Company, receive cash payments for the products they sell and service based upon a 'gross dealer concession' model. The cash payment is equal to a percentage of the gross dealer concession. For MetLife registered representatives other than those in our MetLife Resources (MLR) Division, the percentage is determined by a formula that takes into consideration the amount of premiums and purchase payments applied to proprietary products that the registered representative sells and services. The percentage could be as high as 100%. (MLR registered representatives receive compensation based upon premiums and purchase payments applied to all products sold and serviced by the representative.) In addition, all MetLife registered representatives are entitled to the additional compensation described above based on sales of proprietary products. Because sales of proprietary products are a factor determining the percentage of gross dealer concessions and/or the amount of additional compensation to which MetLife registered representatives are entitled, they have an incentive to favor the sale of proprietary products. In addition, because their sales managers' compensation is based on the sales made by the representatives they supervise, these sales managers also have an incentive to favor the sale of proprietary products.

The Company's affiliates also offer their registered representatives and their managers non-cash compensation incentives, such as conferences, trips, prizes and awards. Other non-cash compensation payments may be made for other services that are not directly related to the sale of products. These payments may include support services in the form of recruitment and training of personnel, production of promotional materials and similar services.

                        FEDERAL INCOME TAX CONSIDERATIONS
--------------------------------------------------------------------------------

TAXATION OF THE COMPANY

The Company is taxed as a life insurance company under Part I of Subchapter L of the Code. The assets underlying the Fixed Account Option under the Contracts will be owned by the Company. The income earned on such assets will be the Company's income.

INFORMATION REGARDING THE CONTRACTS

Tax information of the Contracts /Certificates and distributions is briefly described in the accompanying Contract prospectus.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
--------------------------------------------------------------------------------

Under the Securities Act of 1933, the Company has filed with the Commission a registration statement (the "Registration Statement") relating to the Contracts offered by this prospectus. This prospectus has been filed as a part of the Registration Statement and does not contain all of the information set forth in the Registration Statement and the exhibits, and reference is hereby made to such Registration Statement and exhibits for further information relating to the Company and the Contracts.


The Company's latest annual report on Form 10-K for both The Travelers Insurance Company and The Travelers Life and Annuity Company have been filed with the Commission. It is incorporated by reference into this prospectus. The Form 10-K for the period ended December 31, 2005 contains additional information about the Company, including audited consolidated financial statements for the Company's latest fiscal year. The Travelers Insurance Company filed its Form 10-K on March 31, 2006 via Edgar File No. 033-03094. The Travelers Life and Annuity Company filed its Form 10-K on April 3, 2006 via EDGAR File No. 033-58677. All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act (such as quarterly and periodic reports) or proxy or information statements filed pursuant to Section 14 of the Exchange Act since the end of the fiscal year ending December 31, 2005 are also incorporated by reference into this prospectus.

There have been no material changes in the Company's affairs which have occurred since the end of the latest fiscal year for which audited consolidated financial statements were included in the latest Form 10-K or which have not been described in a Form 10-Q or Form 8-K filed by the Company under the Exchange Act.



If requested, the Company will furnish, without charge, a copy of any and all of the reports or documents that have been incorporated by reference into this prospectus. You may direct your requests to the Company at Annuity Operations and Services, One Cityplace, 185 Asylum Street, Hartford, CT 06199-0009. The telephone number is 1-800-233-3591. You may also access the incorporated reports and other documents at www.metlife.com.


You may also read and copy any materials that the Company files with the SEC at the SEC's Public Reference Room at 100 F Street, N.E., Washington, DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at (http://www.sec.gov).


                                     EXPERTS
--------------------------------------------------------------------------------


Legal matters in connection with federal laws and regulations affecting the issue and sale of the Contracts described in this Prospectus and the organization of the Company, its authority to issue such Contracts under Connecticut law and the validity of the forms of the Contracts under Connecticut law have been passed on by legal counsel for the Company.


INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRMS


THE METLIFE INSURANCE COMPANY OF CONNECTICUT (FORMERLY, THE TRAVELERS INSURANCE COMPANY)

The consolidated financial statements of The Travelers Insurance Company (the "Company") (which report expresses an unqualified opinion and includes an explanatory paragraph referring to the acquisition of the Company by MetLife Inc. on July 1, 2005 and the application of the purchase method of accounting to the assets and liabilities of the Company as required by the U.S. Securities and Exchange Commission Staff Accounting Bulletin 5.J., Push Down Basis of Accounting Required in Certain Limited Circumstances and such assets and liabilities were measured at their fair values as of the acquisition date in conformity with Statement of Financial Accounting Standards No.141, Business Combinations) as of December 31, 2005 and the related consolidated statements of income, stockholder's equity, and cash flows for the six months ended December 31, 2005 (SUCCESSOR), and June 30, 2005 (PREDECESSOR) and the consolidated financial statement schedules as of December 31, 2005 (SUCCESSOR), and the six months ended December 31, 2005 (SUCCESSOR), and June 30, 2005 (PREDECESSOR) incorporated by reference in this Prospectus have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports appearing herein, and are included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing. The principal business address of Deloitte & Touche LLP is Two World Financial Center, New York, New York 10281-1414.

The consolidated financial statements and schedules of The Travelers Insurance Company and subsidiaries as of December 31, 2004 and for each of the years in the two-year period ended December 31, 2004, have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, also incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit reports covering The Travelers Insurance Company and subsidiaries refer to changes in the Company's methods of accounting for certain nontraditional long-duration contracts and for separate accounts in 2004 and for variable interest entities in 2003.

THE METLIFE LIFE AND ANNUITY COMPANY OF CONNECTICUT (FORMERLY, THE TRAVELERS LIFE AND ANNUITY COMPANY)

The consolidated financial statements of The Travelers Life and Annuity Company (the "Company") (which report expresses an unqualified opinion and includes an explanatory paragraph referring to the acquisition of the Company by MetLife Inc. on July 1, 2005 and the application of the purchase method of accounting to the assets and liabilities of the Company as required by the U.S. Securities and Exchange Commission Staff Accounting Bulletin 5.J., Push Down Basis of Accounting Required in Certain Limited Circumstances and such assets and liabilities were measured at their fair values as of the acquisition date in conformity with Statement of Financial Accounting Standards No.141, Business Combinations) as of December 31, 2005 and the related consolidated statements of income, stockholder's equity, and cash flows for the six months ended December 31, 2005 (SUCCESSOR), and June 30, 2005 (PREDECESSOR) and the consolidated financial statement schedules as of December 31, 2005 (SUCCESSOR), and the six months ended December 31, 2005 (SUCCESSOR), and June 30, 2005 (PREDECESSOR) incorporated by reference in this Prospectus have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports appearing herein, and are included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing. The principal business address of Deloitte & Touche LLP is Two World Financial Center, New York, New York 10281-1414.

The financial statements and schedules of The Travelers Life and Annuity Company as of December 31, 2004 and for each of the years in the two-year period ended December 31, 2004, have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, also incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit reports covering The Travelers Life and Annuity Company refer to changes in the Company's methods of accounting for certain traditional long-duration contracts and for separate accounts in 2004.

                    METLIFE INSURANCE COMPANY OF CONNECTICUT*

                METLIFE LIFE AND ANNUITY COMPANY OF CONNECTICUT*





                         REGISTERED FIXED ACCOUNT OPTION

                         FOR USE WITH ANNUITY CONTRACTS








--------------------------------------------------------------------------------
*THE TRAVELERS INSURANCE COMPANY HAS FILED FOR APPROVAL TO CHANGE ITS NAME TO METLIFE INSURANCE COMPANY OF CONNECTICUT. THE TRAVELERS LIFE AND ANNUITY COMPANY HAS FILED FOR APPROVAL TO CHANGE ITS NAME TO METLIFE LIFE AND ANNUITY COMPANY OF CONNECTICUT. THE CHANGE WILL BE EFFECTIVE MAY 1, 2006 PENDING REGULATORY APPROVAL. YOU WILL RECEIVE A CONTRACT ENDORSEMENT NOTIFYING YOU OF THE NAME CHANGE ONCE IT HAS OCCURRED.
--------------------------------------------------------------------------------

















-------------------------------------------------------------------------------
Book 29                                                            May 1, 2006
-------------------------------------------------------------------------------

                                     PART II


                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.      OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Estimate of Printing Costs:  $4,000

Cost of Independent Registered Public Accounting Firms:  $ 5,600

ITEM 14.      INDEMNIFICATION OF DIRECTORS AND OFFICERS

Sections 33-770 et seq inclusive of the Connecticut General Statutes ("C.G.S.") regarding indemnification of directors and officers of Connecticut corporations provides in general that Connecticut corporations shall indemnify their officers, directors and certain other defined individuals against judgments, fines, penalties, amounts paid in settlement and reasonable expenses actually incurred in connection with proceedings against the corporation. The corporation's obligation to provide such indemnification generally does not apply unless (1) the individual is wholly successful on the merits in the defense of any such proceeding; or (2) a determination is made (by persons specified in the statute) that the individual acted in good faith and in the best interests of the corporation and in all other cases, his conduct was at least not opposed to the best interests of the corporation, and in a criminal case he had no reasonable cause to believe his conduct was unlawful; or (3) the court, upon application by the individual, determines in view of all of the circumstances that such person is fairly and reasonably entitled to be indemnified, and then for such amount as the court shall determine. With respect to proceedings brought by or in the right of the corporation, the statute provides that the corporation shall indemnify its officers, directors and certain other defined individuals, against reasonable expenses actually incurred by them in connection with such proceedings, subject to certain limitations.

C.G.S. Section 33-778 provides an exclusive remedy; a Connecticut corporation cannot indemnify a director or officer to an extent either greater or less than that authorized by the statute, e.g., pursuant to its certificate of incorporation, by-laws, or any separate contractual arrangement. However, the statute does specifically authorize a corporation to procure indemnification insurance to provide greater indemnification rights. The premiums for such insurance may be shared with the insured individuals on an agreed basis.

The Depositor's parent, MetLife, Inc. has secured a Financial Institution Bond in the amount of $50,000,000, subject to a $5,000,000 deductible. MetLife maintains Directors' and Officers' Liability insurance coverage with limits of $400 million under which the Depositor and Travelers Distribution LLC, the Registrant's underwriter (the "Underwriter"), as well as certain other subsidiaries of MetLife are covered.

Insofar as indemnification for liability arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the act and will be governed by the final adjudication of such issue.



ITEM 15.      RECENT SALES OF UNREGISTERED SECURITIES


None

ITEM 16.      EXHIBITS

(a)   Exhibits

      EXHIBIT
      NUMBER      DESCRIPTION

        1.        Distribution and Principal Underwriting Agreement.
                  (Incorporated hereby by reference to Exhibit No. 1 to the Registration Statement on Form S-2, File No. 333-51800 filed December 14, 2000.)

        2.        None

      3(a). Charter of The Travelers Life and Annuity Company, as amended on April 10, 1990. (Incorporated herein by reference to Exhibit 6(a) to the Registration Statement on Form N-4, File No. 333-40191 filed November 13, 1997).

      3(b). By-Laws of The Travelers Life and Annuity Company, as amended on October 20, 1994. (Incorporated herein by reference to Exhibit 6(b) to the Registration Statement on Form N-4, File No. 333-40191 filed November 13, 1997.)

        4. Contracts. (Incorporated herein by reference to Exhibit 4 to Pre-Effective Amendment No. 1 to the Registration Statement on Form N-4, File No. 333-58809 filed November 3, 1998.)

        5. Opinion Re: Legality, Including Consent. (Incorporated herein by reference to Exhibit 5 to the Registration Statement on Form S-2, File No. 333-49462 filed November 7, 2000.)

        8.        None.

        9.        None.

       10.        None.

       11.        None.

       12.        None.

       13.        None.

       15.        None

       16.        None.


      23(a). Consent of KPMG LLP - Independent Registered Public Accounting Firm. Filed herewith.

      23(b). Consent of Deloitte & Touche - Independent Registered Public Accounting Firm. Filed herewith.

      23(c).      Consent of Counsel. (See Exhibit 5).

      24.         Powers of Attorney authorizing Michele H. Abate, John E.
                  Connolly, Jr., James L. Lipscomb, Gina C. Sandonato, Myra L. Saul, Paul G. Cellupica, Richard S. Collins, and Marie C. Swift to act as signatory for C. Robert Henrikson, Leland C. Launer, Jr., Lisa M. Weber, Stanley J. Talbi, and Joseph J. Prochaska, Jr. (Incorporated herein by reference to Exhibit 24 to the Registration Statement on Form
                  S-1, File No. 333-49462 filed March 6, 2006.)


       25.        None

       26.        None.

       27.        None.


(b) Financials pursuant to Regulation S-X - Incorporated by reference to Form 10-K for the fiscal year ended December 31, 2005 (File No 033-58677), as filed with the Commission on March 31, 2006 (Accession No. 0000950144-06-003059) and by reference to Form 10-Q for the period ended September 30, 2005 (File No. 033-58677), as filed with the Commission on November 18, 2005 (Accession No. 0000950123-05-013892).

ITEM 17.      UNDERTAKINGS

The undersigned registrant hereby undertakes as follows, pursuant to Item 512 of Regulation S-K:

1. To file, during any period in which offers or sales of the registered securities are being made, a post-effective amendment to this registration statement:

       i. to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

       ii. to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price set represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement, and

       iii. to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned registrant hereby undertakes as follows, pursuant to Item 512(h) of Regulation S-K:

(h)    Request for Acceleration of Effective Date:

       Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hartford, State of Connecticut, on April 26, 2006.



                     THE TRAVELERS LIFE AND ANNUITY COMPANY
                                  (Registrant)

                          By:   /s/ Bennett D. Kleinberg

                                Bennett D. Kleinberg, Vice President and Actuary




Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on April 26, 2006.




 /s/  C. ROBERT HENRIKSON*            Chairman, President and Chief Executive
-----------------------------------   Officer
(C. Robert Henrikson)

 /s/ LELAND C. LAUNER, JR.*           Director
-----------------------------------
(Leland C. Launer, Jr)

 /s/ LISA M. WEBER*                   Director
-----------------------------------
Lisa M. Weber

/s/  STANLEY J. TALBI*                Senior Vice President and Chief Financial
-----------------------------------   Officer
(Stanley J. Talbi )

/s/JOSEPH J. PROCHASKA, JR.*          Senior Vice President and Chief Accounting
-----------------------------------   Officer
(Joseph J. Prochaska, Jr )

* /s/Myra L. Saul, Attorney-in-Fact
-----------------------------------
By: Myra L. Saul, Attorney-in-Fact

                                  EXHIBIT INDEX



EXHIBIT
NUMBER     DESCRIPTION
23(a).     Consent of KPMG LLP, Independent Registered Public Accounting Firm.
23(b). Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm.